UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/19/2009

Armstrong World Industries, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-2116

PA	23-0366390
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

P.O. Box 3001
Lancaster, PA 17604
(Address of principal executive offices, including zip code)

717-397-0611
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 19, 2009, Armstrong World Industries, Inc. ("AWI") announced the departure of its Senior Vice President, Human Resources, Donald A. McCunniff, effective August 31, 2009. Pursuant to a General Release and Separation Agreement dated August 25, 2009, Mr. McCunniff will receive benefits he is entitled to under his offer of employment letter, an additional cash amount equal to the value of his current equity in unvested restricted shares and his in-the-money unvested stock options assuming (in each case) a market price of $24.11 per share, and $300,000 in consideration of a non-competition and non-solicitation covenant. Under the agreement, Mr. McCunniff provided AWI with a waiver and general release of certain rights and claims he may have, including those under his Change in Control Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Armstrong World Industries, Inc.

Date: August 25, 2009	By:	/s/ Jeffrey D. Nickel
Jeffrey D. Nickel
Senior Vice President, Secretary and General Counsel